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                                                                    EXHIBIT 23.5


                          Independent Auditors' Consent


The Board of Directors
Healthcare Resource Management Corporation:

We consent to the use of our report dated April 5, 2002, except as to Note 7, which is as of April 23, 2002, included herein and to the reference to our firm under the heading "Experts" in the prospectus.



/s/ KPMG LLP
Charlotte, North Carolina
May 13, 2002